AIM INTERNATIONAL SMALL COMPANY FUND                               SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2009
FILE NUMBER: 811-1540
SERIES NO.:  19

72DD.           1    Total income dividends for which record date passed during the period. (000's Omitted)
                     Class A                                                                                           $ 3,890
                2    Number of shares outstanding of a second class of open-end company shares (000's omitted)
                     Class B                                                                                           $   154
                     Class C                                                                                           $   262
                     Class Y                                                                                           $   252
                     Institutional Class                                                                               $   497

73A.                 Payments per share outstanding during the entire current period: (form nnn.nnnn)
                1    Dividends from net investment income
                     Class A                                                                                            0.1671
                2    Dividends for a second class of open-end company shares (form nnn.nnnn)
                     Class B                                                                                            0.0828
                     Class C                                                                                            0.0828
                     Class Y                                                                                            0.1949
                     Institutional Class                                                                                0.2214

74U.            1    Number of shares outstanding (000's Omitted)
                     Class A                                                                                            23,559
                2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                     Class B                                                                                             1,850
                     Class C                                                                                             3,201
                     Class Y                                                                                             1,340
                     Institutional Class                                                                                 2,287

74V.            1    Net asset value per share (to nearest cent)
                     Class A                                                                                           $ 15.05
                2    Net asset value per share of a second class of open-end company shares (to nearest cent)
                     Class B                                                                                           $ 14.57
                     Class C                                                                                           $ 14.57
                     Class Y                                                                                           $ 15.08
                     Institutional Class                                                                               $ 14.98